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                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Independent Auditor's Report dated January 30, 1998 regarding the consolidated balance sheets of BYL Bancorp and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997, in the Form 10-KSB filed with the Securities and Exchange Commission (SEC) and included as Appendix A to the Form S-4 filed by BYL Bancorp with the SEC and the reference to our firm as experts.

We hereby also consent to the inclusion of our Independent Auditor's Report dated February 5, 1997 (except for Note P as to which the date is June 30, 1997) regarding the statements of condition of Bank of Yorba Linda as of December 31, 1996 and December 31, 1995, and the related statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996, in the Form S-4 filed with the SEC on September 5, 1997 and incorporated by reference in the current Form S-4.

We hereby also consent to the inclusion of our Independent Auditor's Report dated January 8, 1998 (except for Note O as to which the date is January 29, 1998) regarding the consolidated balance sheets of DNB Financial and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended in the Appendix B to the Form S-4 filed by BYL Bancorp with the SEC.

                                             VAVRINEK, TRINE, DAY & CO., LLP


April 14, 1998
Laguna Hills, California